UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

SI FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

United States	0-50801	84-1655232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

803 Main Street, Willimantic, Connecticut  06226
(Address of principal executive offices, including zip code)

(860) 423-4581
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On December 23, 2010, SI Financial Group, Inc., holding company for Savings Institute Bank and Trust Company, announced that new SI Financial Group, Inc. received subscriptions for approximately $52.4 million of common stock in its subscription and community offerings being conducted in connection with the second-step conversion of Savings Institute Bank and Trust Company.  This amount includes $3.1 million subscribed for by Savings Institute Bank and Trust Company’s Employee Stock Ownership Plan.

The closing of the conversion and the offering remains subject to final regulatory approvals.  SI Financial Group expects that the conversion and the offering will close in early to mid-January 2011.

A copy of the press release is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Number                         Description

99.1                                Press Release dated December 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SI FINANCIAL GROUP, INC.

January 3, 2011	By:	/s/ Brian J. Hull
Brian J. Hull
Executive Vice President, Chief Financial Officer and Treasurer